Exhibit 99.1

IDI Announces 2015 Financial and Operating Results

Data and analytics company completes transformational year, accomplishing significant milestones in its business strategy

Business Highlights

-Acquired Fluent, Inc., on December 8, 2015, a leader in people-based, digital marketing and customer acquisition, serving over 500 leading consumer brands and direct marketers

-Fluent revenue grew from $68 million in 2014 to $144 million in 2015 with strong earnings

-Ended 2015 with $13.5 million in cash and cash equivalents

-Over 2,000% increase of new customer acquisition in anticipation of idiCORE™ release

-Released BETA version of next-generation data analytics platform, idiCORE

-Established key data relationships acquiring billions of records

-Launched risk management solutions idiBASIC™ and idiVERIFIED™

-Discontinued legacy business and refocused all operational resources on data and analytics business

-Completed staffing of Seattle technology team led by industry veteran Ole Poulsen

BOCA RATON, Fla. — (BUSINESS WIRE) – March 14, 2016 – IDI, Inc. (NYSE MKT: IDI), a data and analytics company, today reported revenue of $10.8 million for the three months ended December 31, 2015, and $14.1 million for the full year. The 2015 period includes $10.1 million in revenue from Fluent for the period of December 9, 2015, to year end.

“Following management’s formation of the data fusion business, initial capital raise and acquisition of Interactive Data, LLC in late 2014, 2015 proved to be a transformational year for IDI,” commented Derek Dubner, CEO of IDI. “In a year that was strategically focused on investment and development, we have laid the groundwork for a very successful business, while still ending the period with strong cash flow. Our acquisition of Fluent executed our plan to expand into the consumer marketing industry and provided key synergies. We see the momentum continuing for strong growth in 2016 and anticipate north of $170 million in revenue with continued strong earnings.”

IDI Vice Chairman Dr. Philip Frost stated, “We entered 2016 with great enthusiasm, in the enviable position of leveraging world-class, proprietary technology and a proven management team to compete in a rapidly growing market. I believe IDI is building a truly differentiated company in the field of data and analytics.”

Financial Highlights

Total revenue was $10.8 million for the three months ended December 31, 2015, and $14.1 million for the full year. The 2015 period includes $10.1 million in revenue from Fluent for the period of December 9, 2015, to year end. Cash and cash equivalents was $13.5 million as of December 31, 2015.

The Company reported a net loss of $32.6 million, a result of $45.0 million in non-cash share-related expenses (which includes a one-time expense of $39.7 million) offset by a $16.7 million income tax benefit, for the three months ending December 31, 2015. Net loss from continuing operations was $42.6 million, a result of $48.5 million in non-cash share-related expenses (which includes a one-time expense of $39.7 million) offset by a $16.6 million income tax benefit and net loss from discontinued operations was $42.0 million (which includes a $41.1 million non-cash disposal of discontinued operations) for the year ended December 31, 2015.

IDI also announced the appointment of Derek Dubner as Chief Executive Officer, and that Peter Tan, former Co-CEO, is no longer employed by IDI.

About IDI, Inc.

At IDI, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At IDI, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether 2015 was a transformation year for IDI; whether we will be able to capitalize on the key synergies following the Fluent acquisition; whether we will achieve the projections and whether IDI will be a truly differentiated company in the field of data and analytics. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

FINANCIAL PROJECTIONS

This press release contains certain financial projections. These financial projections relate to future performance and reflect our views as at the date of this release and are subject to known and unknown risks, uncertainties and assumptions that may cause future results, performance or achievements to differ materially from those expected. We believe the expectations reflected in these financial projections are reasonable but no assurance can be given that these expectations will prove to be correct and these financial projections should not be unduly relied upon. We cannot guarantee future results, level of activity, performance or achievements. Consequently, we make no representation that the actual results achieved will be the same in whole or in part as those set out in the financial projections.

The financial projections contained in this release are expressly qualified by this cautionary statement. Readers are cautioned not to place undue reliance upon any such financial projections, which speak only as of the date made. Except as required by applicable law, we do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any financial projections to reflect any change in our expectations or any change in events, conditions, assumptions or circumstances on which any such financial projections are based.

IDI, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share data)
(unaudited)

December 31, 2015
ASSETS:

Current assets:
Cash and cash equivalents	$13,462
Accounts receivable, net of allowance for doubtful accounts of $318 and $105 at December 31, 2015 and 2014, respectively	21,224
Prepaid expenses and other current assets	2,931

Total current assets	37,617
Property and equipment, net	1,062
Intangible assets, net	87,445
Goodwill	161,753
Other non-current assets	1,315
Deferred tax assets	—

Total assets	$289,192

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Trade accounts payable	$8,863
Accrued expenses and other current liabilities	9,160
Amounts due to related parties	—
Deferred revenue	783
Current portion of long-term debt	2,250

Total current liabilities	21,056
Long-term debt, net	48,668
Deferred tax liabilities	13,573

Total liabilities	83,297

Shareholders’ equity: (1)
Convertible Series A Preferred shares—$0.0001 par value 10,000,000 shares authorized, 4,871,802 and 4,965,302 shares issued and outstanding on December 31, 2015 and 2014, respectively	—
Convertible Series B Preferred shares—$0.0001 par value 10,000,000 shares authorized, 450,962 shares issued and outstanding on December 31, 2015	—
Common shares—$0.0005 par value 200,000,000 shares authorized, 15,709,786 and 6,597,155 shares issued and outstanding on December 31, 2015 and 2014, respectively	8
Additional paid-in capital	291,032
Accumulated other comprehensive loss	—
Accumulated deficit	(85,145)

Total shareholders’ equity	205,895

Total liabilities and shareholders’ equity	$289,192

(1)	All share data for all periods have been retroactively restated to reflect IDI’s 1-for-5 reverse stock split, which was effective on March 19, 2015.

IDI, INC.
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share data)
(unaudited)

Year Ended December
31,
2015
Revenue	$14,091
Cost of revenues (exclusive of depreciation and amortization)	10,253

Gross profit	3,838
Operating expenses:
Sales and marketing expenses	2,925
General and administrative expenses	44,472
Depreciation and amortization	841

Loss from operations	(44,400)

Other income/(expense)
Interest expense, net	(468)
Contingent earn out costs	(14,300)

Total other expense	(14,768)

Loss from continuing operations before income taxes	(59,168)

Income tax benefit	(16,583)

Net loss from continuing operations	(42,585)
Discontinued operations
Pretax loss from operations of discontinued operations	(1,236)
Pretax loss on disposal of discontinued operations	(41,095)
Income taxes	(127)

Net loss from discontinued operations	(42,458)
Less: Non-controlling interests	(508)

Net loss from discontinued operations attributable to IDI	(41,950)

Net loss attributable to IDI	$(84,535)

Loss per share
Basic and diluted (1)
Continuing operations	$(3.27)
Discontinued operations	(3.22)

$(6.48)

Weighted average number of shares outstanding -
Basic and diluted (1)	13,036,082

(1) All share data for all periods have been retroactively restated to reflect IDI’s 1-for-5 reverse stock split, which was effective on March 19, 2015. Earnings per share tables may contain summation differences due to rounding.

 IDI, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Amounts in thousands, except share data)
(unaudited)

Year Ended December
31,
2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to IDI	$(84,535)
Less: Loss from discontinued operations, net of tax	(41,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	841
Loan interest expenses and related amortization	468
Share-based compensation expense	33,714
Non-cash expenses in relation to the services provided	446
Non-cash contingent earn out costs	14,300
Provision for bad debts	213
Deferred income tax expenses	(16,460)
Changes in assets and liabilities of continuing operations, net of the effects of acquisition:
Accounts receivable	(893)
Prepaid expenses and other current assets	(1,675)
Other non-current assets	(513)
Accounts payable and accrued expenses	1,568
Amounts due to related parties	(66)
Deferred revenue	306

Net cash used in operating activities from continuing operations	(10,336)
Net cash used in operating activities from discontinued operations	(337)

Net cash used in operating activities	(10,673)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(662)
Purchase of intangible assets	(250)
Capitalized costs included in intangible assets	(3,065)
Proceeds from reverse acquisition	3,569
Acquisitions, net of cash acquired	(93,276)

Net cash used in investing activities from continuing operations	(93,684)
Net cash used in investing activities from discontinued operations	(121)

Net cash used in investing activities	(93,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	59,180
Proceeds for debt obligations	55,000
Debt costs	(2,236)

Net cash provided by financing activities	111,944

Net increase in cash and cash equivalents	$7,466
Cash and cash equivalents at beginning of period	5,996

Cash and cash equivalents at end of period	$13,462

Contact Information:

IDI, Inc.
Jordyn Kopin
Director, Investor Relations
561-757-4000
jkopin@ididata.com